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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in Registration Statements #333-27443 and #333-27445 of First Bell Bancorp, Inc. on Form S-8 of our report dated January 24, 2003, except for note 19 as to which the date is March 11, 2003, with respect to the audited consolidated financial statements of First Bell Bancorp, Inc. and Subsidiary for December 31, 2002 and 2001 and for the years then ended, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ S.R. Snodgrass, A.C.
-----------------------------

Wexford, Pennsylvania
March 28, 2003